Exhibit 10.32

Execution Version

ASSIGNMENT AND ASSUMPTION OF EMPLOYMENT AGREEMENT

This ASSIGNMENT AND ASSUMPTION OF EMPLOYMENT AGREEMENT (this “Agreement”) is made and entered into as of March 12, 2025 (the “Effective Date”), by and among Inflection Point Acquisition Corp. II, a Cayman Islands exempted company (which shall domesticate as a Delaware corporation prior to Closing and be renamed USA Rare Earth, Inc.) (the “Purchaser”), USA Rare Earth, LLC, a Delaware limited liability company (the “Company”), and Joshua Ballard (the “Employee”). Company and Purchaser are referred to herein, collectively, as the “Parties,” and individually, as a “Party.”

RECITALS

A.	Pursuant to that certain Business Combination Agreement, dated as of August 21, 2024, by and among Purchaser, Company, and IPXX Merger Sub, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of the Purchaser (“Merger Sub”), as amended by that certain Amendment No. 1 to Business Combination Agreement, dated as of November 12, 2024, and as further amended by that certain Amendment No. 2 to Business Combination Agreement, dated as of January 30, 2025 (as amended, and as may be further amended from time to time, the “Business Combination Agreement”), Merger Sub will merge with and into Company, with Company surviving as a wholly-owned subsidiary of Purchaser.

B.	Prior to the Closing, Company and Employee entered into that certain Employment Agreement dated as of December 16, 2024 (the “Employment Agreement”), whereby Company employs Employee to serve as the Chief Executive Officer of the Company.

C.	In connection with, effective as of and contingent upon, the Closing, Company desires to assign all of its rights, title, and interest in and to the Employment Agreement to Purchaser, and Purchaser desires to accept and assume the same, subject to the terms and conditions set forth in this Agreement.

D.	Capitalized terms used and not otherwise defined in this Agreement shall have the meanings given to them in the Employment Agreement.

AGREEMENT

NOW, THEREFORE, for and in consideration of the premises, and the agreements, mutual covenants, representations, and warranties hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.	Assignment of Employment Agreement. Company hereby assigns, transfers, conveys, and delivers to Purchaser, its successors and assigns forever, effective as of and contingent upon the Closing, all of Company’s rights, title, and interest in and to the Employment Agreement, free and clear of any and all encumbrances. Purchaser hereby accepts, effective as of and contingent upon the Closing, the foregoing assignment and assumes all of Company’s duties, obligations, and responsibilities as “Company” under the Employment Agreement to the extent arising from and after the Closing, in accordance with the terms thereof. Upon such assumption, the Company shall have no liability with respect to the Employment Agreement. Employee agrees that Purchaser shall hereafter be a party to such Employment Agreement and shall have the right and ability to enforce the Employment Agreement against Employee (and receive the benefits thereof in the place of the Company) and Employee shall have the right and ability to enforce the Employment Agreement against Purchaser (and receive the benefits thereof in place of the Company) as if Employee was a party thereto.

2.	Representations and Warranties of Company. To induce Purchaser to enter into this Agreement and consummate the transactions contemplated hereby, Company represents and warrants to Purchaser as follows:

a.	Employment Agreement. A true, correct, and complete copy of the Employment Agreement, together with any amendments thereto, is attached to this Agreement as Exhibit A. The Employment Agreement is in full force and effect and has not been modified or amended, either orally or in writing, from the version attached hereto as Exhibit A.

b.	Authority; Validity. Company has full power, authority, and legal capacity to execute, deliver, and perform its obligations under this Agreement. This Agreement has been duly authorized, executed, and delivered by Company, does not require any further authorization or consent, and is the legal, valid, and binding obligation of Company, enforceable in accordance with its terms. Section 6(e) of the Employment Agreement provides that the Employment Agreement “may be assigned by the Company, without Executive’s consent, to (i) any affiliate of the Company or (ii) any other successor in interest to the Company’s business and assets (whether by merger, sale of assets, contribution of assets or otherwise).”

3.	Representations and Warranties of Purchaser. To induce Company to enter into this Agreement and consummate the transactions contemplated hereby, Purchaser represents and warrants to Company that Purchaser has full power, authority, and legal capacity to execute, deliver, and perform its obligations under this Agreement and that this Agreement has been duly authorized, executed, and delivered by Purchaser, does not require any further authorization or consent, and is the legal, valid, and binding obligation of Purchaser, enforceable in accordance with its terms.

4.	Further Assurances. Company and Purchaser hereby agree to take such additional actions and to execute, acknowledge, and deliver any and all other acts, deeds, assignments, powers of attorney, instruments, or other documents as may reasonably be requested by the other Party to effect the intent and purposes of this Agreement and the transactions contemplated herein.

5.	Amendment and Modification; Waiver. This Agreement may be amended, modified, or supplemented only by a written instrument authorized and executed by Company and Purchaser. No waiver by any Party of any of the provisions hereof shall be effective unless explicitly set forth in writing and executed by the Party so waiving. The waiver by any Party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach.

6.	Governing Law; Dispute Resolution. This Agreement shall be governed and construed in accordance with the Laws of the State of Delaware without regard to any choice of Law provision or rule that would cause the application of the Laws of any other jurisdiction.

7.	Severability. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under any present or future law, arbitrator, or court of competent jurisdiction, and if the rights or obligations of any Party will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid, or unenforceable provision or by its severance here from, and (d) in lieu of such illegal, invalid, or unenforceable provision, there will be added as a part of this Agreement a legal, valid, and enforceable provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible upon which the Parties agree based upon the underlying intent of the Parties.

8.	Headings; Interpretation. The section and other headings in this Agreement are solely for reference and will not affect the meaning or interpretation hereof. References to “including” and words of similar import shall mean “including, without limitation,” and any list of items that may follow such word shall not be deemed to represent a complete list of, or be limited to, the contents of the referent of the subject. The singular of any term, including any defined term, shall include the plural and the plural of any term shall include the singular. The use of any pronoun with respect to gender shall include the neutral, masculine, and feminine.

9.	Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original but all of which will constitute one and the same instrument. The exchange by the Parties of copies of this Agreement and executed signature pages hereto by facsimile or other electronic transmission shall constitute effective execution and delivery of this Agreement and may be used in lieu of the original thereof for all purposes.

10.	Joint Preparation. This Agreement has been prepared by the joint efforts of the respective attorneys to each of the Parties. No provision of this Agreement shall be construed on the basis that such Party was the author of such provision.

[Signatures follow on separate pages]

IN WITNESS WHEREOF, each of the Parties have caused this Agreement to be executed as of the Effective Date.

Purchaser:

INFLECTION POINT ACQUISITION CORP. II

By:	/s/ Michael Blitzer
Name:	Michael Blitzer
Title:	Chief Executive Officer

[Signature Page to Assignment and Assumption of Employment Agreement - Ballard]

Company:

USA RARE EARTH, LLC

By:	/s/ David Kronenfeld
Name:	David Kronenfeld
Title:	Chief Legal Officer

[Signature Page to Assignment and Assumption of Employment Agreement - Ballard]

Employee:

JOSHUA BALLARD

By:	/s/ Joshua Ballard

[Signature Page to Assignment and Assumption of Employment Agreement - Ballard]

Exhibit A

Employment Agreement